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                              BYLAWS

                                OF

              THE WESTERN COMPANY OF NORTH AMERICA

                            ARTICLE I

                             Offices

     The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

     The Corporation may also have an office in the City of Fort
Worth, State of Texas, and also offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                            ARTICLE II

                     Meetings of Stockholders

     Section 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at ten o'clock in the forenoon on May 7, 1990 and thereafter on the first Monday of May each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding day not a legal holiday, or upon such other date, time and place as may be designated by the Board of Directors in advance of such date.

     Section 2. Special Meetings. A special meeting of the stockholders may be called at any time by the Chairman of the Board, the President or the Board of Directors, and shall be called in accordance with applicable law by the Secretary of the Corporation within 20 days after receipt by the Corporation of a written request of stockholders of record holding in the aggregate 20% or more of the outstanding shares of Common Stock of the Corporation entitled to vote thereat, such written request to state the purpose or purposes of the meeting and to be delivered to the Secretary. Such meeting shall be held on such date and at such time as is specified in such notice, subject to applicable law, provided that no such special meeting shall be held during the 60-day period preceding or the 45-day period succeeding the date fixed for the annual meeting of stockholders.

     Section 3.     Place of Meetings.  All meetings of the
stockholders shall be held at the office of the Corporation in Fort Worth, Texas, or at such other place, within or without the



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State of Texas, as shall be determined from time to time by the
Board of Directors or the stockholders of the Corporation.

     Section 4.   [Intentionally Omitted].

     Section 5. Notice of Meetings. Except as otherwise required by statute, written or printed notice of each meeting of the stockholders, whether annual or special, stating the place, day and hour thereof and the purposes for which the meeting is called, shall be given by or under the direction of the Secretary. With respect to an annual meeting, such notice shall be given at least 10 days but not more than 60 days before the date fixed for such meeting. With respect to either an annual or special meeting, such notice shall be given to each stockholder entitled to vote at such meeting of record at the close of business on the day fixed in accordance with Section 10 of Article II of these bylaws as a record date for the determination of the stockholders entitled to vote at such meeting, by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid and addressed to him at his post office address as it appears on the books of the Corporation. A waiver of such notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Except as otherwise required by statute, notice of any adjourned meeting of the stockholders shall not be required.

     Section 6. Quorum. Except as otherwise required by statute, the presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside or act as secretary of such meeting, may adjourn the meeting from time to time for a period not
exceeding 20 days in any one case.   At any such adjourned meeting
at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 7. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least 10 days



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prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

     Section 8. Voting. Except as otherwise provided by statute or by the Restated Certificate of Incorporation, and subject to the provisions of Section 4 of Article III and Section 10 of Article III of these Bylaws, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after 3 years from its date, unless the proxy provides for a longer period.

     At all meetings of the stockholders, except as otherwise required by statute, by the Restated Certificate of Incorporation, or by these Bylaws, all matters shall be decided by the vote of a majority in interest of the stockholders entitled to vote who are present in person or by proxy.

     Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless through transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote such stock, in which case only the pledgee or his proxy may represent said stock and vote thereon.

     Shares of the capital stock of the Corporation belonging to the Corporation shall not be voted directly or indirectly.

     Section 9. Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, by any provisions of the statutes or of the Restated Certificate of Incorporation, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meetings were held, shall consent in writing to such corporate action being taken.

     Section 10. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which



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record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede, or be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board of Directors shall within ten days after the date on which such a request is delivered to, or mailed and received at, the office of the Secretary at the principal executive offices of the Corporation, adopt a resolution fixing the record date. If no record date has been fixed by the Board within ten days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded (the "Custodian"). Delivery made to the Corporation's registered office, principal place of business or the Custodian, shall be by hand or certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

     Section 11. Procedures for Counting Consents. Within three business days after receipt of the first dated consent delivered to the Corporation in the manner provided by law and these bylaws or the determination by the Board of Directors that the Corporation should seek corporate action by written consent, as the case may be, the Secretary shall engage nationally



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recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of elections shall be borne by the Corporation.

     Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the "Soliciting Stockholders") or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents.
The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the Soliciting Stockholders or their representatives or any other person. As soon as practicable after the earlier of (i) sixty days after the date of the earliest dated consent delivered to the Corporation in the manner provided by law and these bylaws or (ii) a written request therefor by the Corporation or the Soliciting Stockholders, whichever is soliciting consents (which request may be made no earlier than the commencement of the applicable solicitation of consents and notice of which request shall be given to the party opposing the solicitation of consents, if any), which request shall state that the Corporation or the Soliciting Stockholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these bylaws, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Stockholders stating: (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the number of invalid consents;
(v) the number of invalid revocations; and (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents. For purposes of this Section 11, to the extent that a proxy statement or an information statement is required by law to be furnished to the Corporation's stockholders, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing the information required by law is first furnished to the Corporation's stockholders.

     Unless the Corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the Corporation and the Soliciting Stockholders shall have forty-eight hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary



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report is received within forty-eight hours after the inspectors'
issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Stockholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the Corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors' preliminary report within forty-eight hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of stockholders are recorded.

     The Corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of the corporate action without a meeting.

     Section 12. Actions to be Taken at an Annual Meeting of Stockholders. No business shall be transacted at an annual meeting of stockholders, except such business as shall be (a) specified in the notice of meeting given as provided in Section 5 of Article II of these bylaws, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, (c) brought before the meeting in compliance with the last sentence of the first paragraph of Article THIRTEENTH of the Restated Certificate of Incorporation of the Corporation and the fifth sentence of this Section 12, or
(d) otherwise brought before the meeting by a stockholder of record of the Corporation entitled to vote at the meeting, in compliance with the procedure set forth in this Section 12. For business to be brought before an annual meeting by a stockholder pursuant to
(d) above, the stockholder must have given timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the



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meeting or such public disclosure was made.  Notice shall be deemed to have been given more than seventy days in advance of the annual meeting if the annual meeting is called on the date indicated by
Section 1 of Article II of these bylaws without regard to when public disclosure thereof is made. Notice of actions to be brought before the annual meeting pursuant to (c) or (d) above shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for bringing such business before the annual meeting, and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such stockholder, (ii) the classes and number of shares of the Corporation which are beneficially owned by such stockholder, and (iii) any material interest of such stockholder in such business other than his interest as a stockholder of the Corporation. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the provisions set forth in this Section 12. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any business was not properly brought before the meeting in accordance with the provisions prescribed by these bylaws and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

    Section 13. Period for Consent of Stockholders. Any corporate action proposed to be taken by written consent of the stockholders without a meeting shall be taken in accordance with the provisions of applicable law, the Restated Certificate of Incorporation and these bylaws; accordingly, no such action by written consent of the stockholders without a meeting may be taken in the period fixed by the date of the annual meeting of stockholders during which the Restated Certificate of Incorporation prohibits the holding of a special meeting.

     Section 14. Datagrams. Proxies or written consents of stockholders that are delivered or signed by means of a datagram, proxygram, telex or other means of telegraphic communication (other than facsimile communication showing both sides of the proxy card), shall be ineffective and invalid for all purposes.



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                           ARTICLE III

                        Board of Directors

     Section 1.     General Powers.  The business of the
Corporation shall be managed by the Board of Directors, except as otherwise provided by statute or by the Restated Certificate of Incorporation.

     Section 2. Number, Classification, Qualifications, Term, Removal and Resignation. The number of directors which shall constitute the whole board shall not be less than 3 nor more than
15. Within such limits, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting or at a special meeting. The directors shall be elected at the annual stockholders' meetings or at a special meeting, except as provided in Section 3 of this Article. Directors need not be stockholders. The directors shall be divided into three classes, each consisting of one- third of such directors as nearly as may be. At each annual stockholders' meeting, beginning in 1990, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term. If the number of such directors is changed, any increase or decrease in such directors shall be apportioned among the classes so as to maintain the number of directors comprising each class as nearly equal as possible, and any additional directors of any class shall hold office for a term which shall coincide with the remaining term of such class. A director shall hold office until the annual meeting for the year in which his term expires subject, however, to prior death, resignation, retirement, disqualification, or removal from office. At any annual or special meeting of stockholders, any director or the entire Board of Directors may be removed with or without cause, by the vote of holders of record of a majority of the shares of capital stock then entitled to vote at the election of directors; provided, however, that if such removal is without cause, no such removal may occur more frequently than once in any 12-month period. A proposal for removal without cause of one or more directors at an annual meeting of stockholders shall only be considered at such meeting if written notice thereof is received by the Secretary of the Corporation not less than 90 days prior to the date provided in these Bylaws for such meeting to be held. Amendment or deletion of this Section 2 of this Article III shall require the affirmative vote of the holders of at least 66 2/3% of the shares of capital stock entitled to vote thereon.

     Section 3. Vacancies. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any director, or otherwise, or any new directorship is created by an increase in the authorized number of directors, a majority of the directors



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hen in office, though less than a quorum, may choose a successor or successors to fill the newly created directorship. If such vacancy results from the removal by the stockholders of one or more directors, it may be filled by the stockholders at the annual or special meeting at which such director or directors are removed.
Any director elected to fill a vacancy shall have the same remaining term as that of his predecessor. Amendment or deletion of this Section 3 of this Article III shall require the affirmative vote of the holders of at least 66 2/3% of the shares of capital stock entitled to vote thereon.

     Section 4. Election and Term of Office. Except as otherwise provided in this Article III, the directors shall be elected annually by the stockholders, and shall hold office until their successors are respectively elected and qualified. At each election of directors, each holder of shares of capital stock entitled to vote thereat shall have the right to vote the number of shares of such class or series of stock owned by such holder for as many persons as there are directors to be elected at such election by holders of such class or series of stock, or to cumulate such votes and give one candidate as many votes as the number of directors to be elected at such election by holders of such class or series of stock multiplied by the number of shares of such class or series of stock owned by such stockholder, or to distribute such votes on the same principle among as many candidates as such stockholder shall think best.

     Section 5. Compensation. The members of the Board of Directors may receive an annual retainer for their services established by resolution of the Board of Directors, and may be paid a fee together with expenses of attendance for attendance at all annual, regular, special and adjourned meetings of the Board established by resolution of the Board of Directors. No such fee shall be paid any director if absent. Any director of the Corporation may also serve the Corporation in any other capacity, and receive compensation therefor in any form. Members of special standing committees may be allowed like compensation for attendingmmittee meetings.

     Section 6. Nomination for Elections of Directors at an Annual Meeting. Only persons who are nominated in accordance with the provisions set forth in these bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders (a) by or at the direction of the Board or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 6, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 6. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary. To



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be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting or such public disclosure was made. Notice shall be deemed to have been given more than seventy days in advance of the annual meeting if the annual meeting is called on the date indicated by Section 1 of Article II of these bylaws without regard to when public disclosure thereof is made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, information relating to such person similar in substance to that required to be disclosed in solicitations of proxies for election of directors pursuant to Items 7(a) and (b) of Regulation 14A under the Securities Exchange Act of 1934, as amended, and such person's written consent to being named as a nominee and to serving as a director if elected, and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are owned of record, and beneficially owned by such stockholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                            ARTICLE IV

                  Meetings of Board of Directors

     Section 1. Regular Meetings. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders or any special meeting of the stockholders at which a Board of Directors is elected. Other regular meetings of the Board of Directors may be held without call or formal notice at such places within or without the State of Texas and at such times as the Board may by vote from time to time determine.

     Section 2.     Special Meetings.  Special meetings of the
Board of Directors may be held at any place either within or



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without the State of Texas at any time when called by the Chairman of the Board, the President, Treasurer, Secretary or two or more directors. Notice of the time and place thereof shall be given to each director at least 3 days before the meeting if by mail or at least 24 hours if in person or by telephone or telegraph. A waiver of such notice in writing, signed by the person or persons entitled to said notice, either before or after the time stated therein, shall be deemed equivalent to such notice. Notice of any adjourned meeting of the Board of Directors need not be given.

     Section 3. Quorum. The presence, at any meeting, of one-third of the total number of directors, but in no case less than two directors, shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as otherwise required by statute or by the Restated Certificate of Incorporation, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum be present.

     Section 4. Consent of Directors in Lieu of Meeting. Unless otherwise restricted by the Restated Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board or committee, and such written consent is filed with the minutes of proceedings of the board or committee.

     Section 5. Telephone Meetings. At any meeting of the Board, a member may attend by telephone, radio, television or similar means of communication which permits him to participate in the meeting, and a director so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

                            ARTICLE V

                 Committees of Board of Directors

     The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined



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from time to time by resolution adopted by the Board of Directors.

     The committees of the Board of Directors shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

                            ARTICLE VI

                             Officers

     Section 1. Number. The Corporation shall have a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers, agents and factors as may be deemed necessary. One person may hold any two offices except the offices of President and Vice President and the offices of President and Secretary.

     Section 2. Election, Term of Office and Qualifications. The officers specifically designated in Section 1 of this Article VI shall be chosen annually by the Board of Directors and shall hold office until their successors are chosen and qualified. No officer need be a director.

     Section 3. Subordinate Officers. The Board of Directors from time to time may appoint other officers and agents, including one or more Assistant Secretaries and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors from time to time may determine. The Board of Directors may delegate to any officer the power to appoint any such subordinate officers, agents and factors and to prescribe their respective authorities and duties.

     Section 4. Removals and Resignations. The Board of Directors may at any meeting called for the purpose, by vote of a majority of their entire number, remove from office, with or without cause, any officer or agent of the Corporation, or any member of any committee appointed by the Board of Directors. Neither the Chairman of the Board nor the President of the Company shall have the authority to terminate any officer of the Company chosen by the Board of Directors, or the President of any division or subsidiary of the Company whose appointment or election was affirmed by the Board of Directors, without the prior approval of the Board of Directors.

     The Board of Directors may at any meeting, by vote of a majority of the directors present at such meeting, accept the resignation of any officer of the Corporation.



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     Section 5.     Vacancies.  Any vacancy occurring in the office
of Chairman of the Board, President, Vice President, Secretary, Treasurer or any other office by death, resignation, removal, or otherwise shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for the regular election or appointment of such office.

     Section 6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall be ex officio chairman of all meetings of the stockholders, and shall do and perform such additional duties as shall be ordered by the Board of Directors.

     Section 7. Chief Executive Officer. The Chief Executive Officer of the Corporation, subject to the approval or direction or authorization of the Board of Directors while the Board is not in session, shall have general executive charge of the business and property of the Corporation, execute all authorized contracts and agreements, sign all certificates of stock, and do and perform such additional duties as shall be ordered by the Board of Directors. Either the Chairman of the Board or the President of the Corporation shall be chosen Chief Executive Officer by the Board.

     Section 8. President. In the absence of the Chairman of the Board, or in the event of his inability or refusal to act, the President shall perform the duties of the Chairman of the Board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board. The President shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board, if the President is not the Chief Executive Officer, or by the Board of Directors.

     Section 9. Vice President. In the absence of the Chairman of the Board and the President, or in the event of their inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chairman of the Board and the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board and the President. Any Vice President shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board, President or Board of Directors.

     Section 10.    Secretary.  The Secretary shall

     (a) record all the proceedings of the meetings of the Corporation and directors in a book to be kept for that purpose;



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
     (b) have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under the direction of the Secretary), an original or duplicate of which shall be kept at the principal office or place of business of the Corporation in the State of Texas;

     (c) prepare and make, at least 10 days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order;

     (d) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by statute;

     (e) be custodian of the records of the Corporation and the Board of Directors, and of the seal of the Corporation, and see that the seal is affixed to all stock certificates prior to their issuance and to all documents the execution of which on behalf of the Corporation under its seal shall have been duly authorized;

     (f) see that all books, reports, statements, certificates and the other documents and records required by law to be kept or filed are properly kept or filed; and

     (g) in general, perform all duties and have all powers incident to the office of Secretary and perform such other duties and have such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors or the Chairman of the Board or the President.

     Section 11.    Treasurer.  The Treasurer shall

     (a) have supervision over the funds, securities, receipts, and disbursements of the Corporation;

     (b) cause all moneys and other valuable effects of the Corporation to be deposited in its name and to its credit, in such depositories as shall be selected by the Board of Directors or pursuant to authority conferred by the Board of Directors;

     (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation, when such disbursements shall have been duly authorized;

     (d) cause to be taken and preserved proper vouchers for all moneys disbursed;

     (e) cause to be kept at the principal office of the Corporation correct books of account of all its business and transactions;

     (f) render to the Chairman of the Board, to the President or the Board of Directors, whenever requested, an account of the financial condition of the Corporation and of his transactions as Treasurer;

     (g) be empowered to require from the officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation; and

     (h) in general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors, the Chairman of the Board or the President.

     Section 12. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers shall have such duties as from time to time may be assigned to them by the Chairman of the Board, the Board of Directors or the President.

     Section 13. Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of
Section 3 of this Article VI. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     Section 14. Surety Bond. The Board of Directors may secure the fidelity of any or all of the officers of the Corporation by bond or otherwise.

                           ARTICLE VII

                     Execution of Instruments

     Section 1. Execution of Instruments Generally. All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine.

     Section 2. Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and all evidence of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

     Section 3. Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation or by any other person or persons duly authorized by the Board of Directors.

                           ARTICLE VIII

                          Capital Stock

     Section 1. Certificates of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate, signed in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided, however, that where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman or Vice Chairman of the Board of Directors, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation, and any such delivery shall be regarded as an adoption by the Corporation of such certificate or certificates.

     Certificates of stock shall be in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors.

     Section 2. Transfer of Stock. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by his attorney duly authorized in writing, upon surrender to the Corporation of the certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer tax stamps. In that event it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

     Section 3. Rights of Corporation with Respect to Registered Owners. Prior to the surrender to the Corporation of the certificates for shares of stock with a request to record the transfer of such shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

     Section 4. Lost, Destroyed and Stolen Certificates. Where the owner of a certificate for shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner (a) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) files with the Corporation a bond sufficient to indemnify it against claims with respect to the shares or, if approved by the Board of Directors, agrees to personally indemnify the Corporation against such claims; and (c) satisfies such other reasonable requirements, including evidence of such loss, destruction, or wrongful taking, as may be imposed by the Corporation.

                            ARTICLE IX

                               Seal

     The corporate seal, subject to alteration by the Board of Directors, shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation and shall indicate its formation under the laws of the State of Delaware. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                            ARTICLE X

                           Fiscal Year

     Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

                            ARTICLE XI

                            Amendments

     Section 1. By the Stockholders. Except as otherwise provided in the Restated Certificate of Incorporation or in these Bylaws, these Bylaws may be amended or repealed or new Bylaws may be made and adopted, by a majority vote of all the stock of the Corporation issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided that notice of intention to amend shall have been contained in the notice of meeting.

     Section 2. By the Directors. Except as otherwise provided in the Restated Certificate of Incorporation or in these Bylaws, these Bylaws including amendments adopted by the stockholders may be amended or repealed by a majority vote of the whole Board of Directors at any regular or special meeting of the Board provided that the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.




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